EXHIBIT 5.1

                         OPINION AND CONSENT OF COUNSEL
                                  June 17, 2002


Hollywood Media Corp.
2255 Glades Road
Suite 237W
Boca Raton, Florida 33431

           RE:   REGISTRATION STATEMENT ON FORM S-3 FOR HOLLYWOOD MEDIA CORP.

Ladies and Gentlemen:

           As General Counsel to Hollywood Media Corp., a Florida corporation (the "Company"), I have acted as counsel to the Company in connection with the preparation and filing of its registration statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission, with respect to the registration under the Securities Act of 1933, as amended, of 2,779,980 shares (the "Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"), for certain selling shareholders.

           In connection therewith, I have examined the Company's Third Amended and Restated Articles of Incorporation and Bylaws, each as amended to the date hereof, originals or certified copies of such other corporate documents and records, certificates of officers of the Company and public officials and such other documents and have made such other factual and legal investigations as I have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, I have assumed the genuineness of all signatures, the authenticity of all original documents, the conformity to original documents of all documents as conformed or photostatic copies and the authenticity of the originals of such copies.

           Based upon my examination mentioned above, subject to the assumptions stated above, relying on the statements of fact contained in the documents I have examined, and assuming that (i) appropriate certificates evidencing the Shares have and will be executed and delivered by the Company and (ii) all applicable securities laws are complied with, I am of the opinion that the Shares, when issued, sold and delivered pursuant to and in accordance with the terms of the respective applicable purchase agreements, debentures and warrants, will be duly authorized and validly issued, fully paid and non-assessable shares of Common Stock of the Company. The opinions expressed herein are specifically limited to the laws of the State of Florida and the federal laws of the United States of America.


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           This opinion is hereby rendered in connection with the Registration
Statement and is solely for such benefit. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and I assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to my attention or any changes in law that may hereafter occur.

           I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                                Very truly yours,

                                                /s/ Jerrold Wish
                                                -------------------------------
                                                Jerrold Wish
                                                General Counsel
                                                Hollywood Media Corp.
















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